UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2008

O’REILLY AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-21318	44-0618012
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 South Patterson

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Supplemental Indenture

On December 31, 2008, O’Reilly Automotive, Inc. entered into the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) with respect to the $100 million principal amount of 6¾% Exchangeable Senior Notes due 2025, originally issued by CSK Auto Corporation (“CSK”) pursuant to an Indenture, dated as of December 19, 2005, as amended and supplemented by the First Supplemental Indenture dated as of December 30, 2005, the Second Supplemental Indenture dated as of July 27, 2006, and the Third Supplemental Indenture dated as of July 11, 2008, by and between CSK, CSK Auto, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, in order to correct the definition of Exchange Rate.  The Fourth Supplemental Indenture is effective as of July 11, 2008.

The foregoing summary of the material terms of the Fourth Supplemental Indenture is not complete and is qualified in its entirety by the complete terms and conditions of the Fourth Supplemental Indenture, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Fourth Supplemental Indenture, dated as of December 31, 2008, among O’Reilly Automotive, Inc., CSK Auto Corporation, CSK Auto, Inc., CSKAUTO.COM, Inc. and The Bank of New York Trust Company, N.A., as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’REILLY AUTOMOTIVE, INC.

		By:	/s/ Thomas McFall
			Name:	Thomas McFall
			Title:	Chief Financial Officer

Date:	January 6, 2009

Exhibit Index

Exhibit No.	Description

10.1	Fourth Supplemental Indenture, dated as of December 31, 2008, among O’Reilly Automotive, Inc., CSK Auto Corporation, CSKAUTO.COM, Inc. and The Bank of New York Trust Company, N.A., as Trustee.